UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2023
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +1 212 516-1300
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grant to Christina Sindoni Ciocca, General Counsel and Head of Global Functions

On March 8, 2023, with approval from the Compensation Committee of the Board of Directors (the “Board”), Travelzoo (the “Company”) entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Ms. Christina Sindoni Ciocca, General Counsel and Head of Global Functions, pursuant to which the Company granted Ms. Ciocca the option to purchase 200,000 shares of the Company’s common stock (such option being hereinafter referred to as the “Option”). The Option was granted subject to approval by the stockholders of the Company.

The exercise price of the Option is $4.96 per share. The Option is expected to vest semi-annually over four years in eight equal installments of 12.5% on June 30, 2023, December 31, 2023, June 30, 2024, December 31, 2024, June 30, 2025, December 31, 2025, June 30, 2026 and December 31, 2026. The Option cannot be exercised after March 8, 2028, after which date the Option will expire.

On June 1, 2023, the stockholders of the Company approved the Option Agreement and the Option.

The information set forth above relating to the Option Agreement and the Option is qualified in its entirety by reference to the full text of the Option Agreement, which was incorporated into, and attached as Appendix A to, the Company’s Schedule 14A, filed with the Securities and Exchange Commission (SEC) on April 28, 2023, and which is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of Travelzoo held on June 1, 2023 via webcast, at www.virtualshareholdermeeting.com/TZOO2023, the following actions were taken.

Travelzoo's stockholders elected Holger Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Volodymyr Cherevko and Michael Karg to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Against	Votes Withheld
Holger Bartel	10,479,502	131,481	1,253
Christina Sindoni Ciocca	10,474,800	136,754	682
Carrie Liqun Liu	10,502,327	109,097	812
Volodymyr Cherevko	8,812,445	1,798,569	1,222
Michael Karg	8,815,171	1,795,273	1,792
Ms. Liu, Mr. Cherevko and Mr. Karg will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
The proposal regarding the stock option grant to the General Counsel and Head of Global Functions was approved. The voting results are:

Votes For	Votes Against	Abstain
8,845,291	1,761,861	5,084
The stockholders voted, on an advisory basis, for a frequency of say-on-pay votes of 1 year. The voting results are:

Votes For "Every Year"	Votes For "Every Two Years"	Votes For "Every Three Years"	Abstain
9,705,100	492,979	410,563	3,594

The stockholders approved, on an advisory basis, Travelzoo’s executive compensation. The voting results are:

Votes For	Votes Against	Abstain
8,735,071	1,872,394	4,771

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	June 1, 2023	By:	/s/ Lijun Qi
Lijun Qi Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Nonqualified Stock Option Agreement between Travelzoo and Christina Sindoni Ciocca, dated March 8, 2023 (Incorporated by reference to Appendix A on Form DEF 14A (File No. 000-50171), filed April 28, 2023)